                                                                    EXHIBIT 99.2

                            JOINT FILER INFORMATION

          Item                            Information

Name:                              Wells Fargo Bank, N.A.

Address:                           101 North Phillips Avenue
                                   Sioux Falls, South Dakota 57104

Date of Event Requiring            April 19, 2021
Statement (Month/Day/Year):

Issuer Name and Ticker or
Trading Symbol:                    BLACKROCK MUNIYIELD QUALITY FUND, INC. [MQY]

Relationship of Reporting          10% Owner
Person(s) to Issuer:

If Amendment, Date Original        Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:  Form filed by More than One Reporting Person

Signature:                         WELLS FARGO BANK, N.A.

                                      By: /s/ Alejandro Piekarewicz
                                          ---------------------------------
                                      Name: Alejandro Piekarewicz
                                      Title: Director
                                      Date:  April 21, 2021